_,,, ARGO GROUP -JS 2020 Cnar AlliSon, I am pleased to oonfinn our concfitional offer of employment on behalf of Argonaut Managet"Mf1t Services. Inc. (AMSI), as Sonior Vtee President General Counsel. You will be based ,n the Umed States and roport to Kovin J . Rehnberg, Argo Group Chief Executive Offrcer. This employment offer Is valid until 22 May 2020 and is contingent upon the satisfactosy successful completion or certain requirements as explained in this letter, including a pre-employment background check. credit check, reference check, and verrfication of your right to work in the United States. Compensation As Senior Vice President, General Counsel, you will be classified as exempt which means you are not eligible for overtime pay. You will be paid a biweekly salary of $19,230.77, which equates to an annualized salary of $500,000.02, payable in accordance with AMSl's standard payroll practices and subject to all withholdings and deductions as required or permitted by applicable law. Paydays are every other Friday. Our Executives are expected to manage time off appropriately, while meeting business objectives in a timely manner. In addition to company provided fixed holidays, bereavement leave, jury duty or court appearances, and military leave, you will be eligible to take paid time off annually for vacation, religious holidays, ethnic days of significance, illness or other covered reasons under an applicable state or local paid sick leave law, medical appointments, to care for an ill family member, for personal business, and other needs which may require time off from work during normal work hours.. You will be eligible to participate in Argo's Annual Incentive Compensation Plan ("the Profit Sharing Plan· ) at a target participation rate equal to 75% of your annual base salary, subject to the eligibility and other provisions of the applicable plan. Awards pursuant to the Annual Incentive Plan are based on achievement of financial , operational, and individual goals, and are therefore not guaranteed, and any such discretionary award may be lower or higher than your target amount. Profit sharing awards, if any, will be subject to all applicable taxes and withholdings. You will be eligible to participate in the 2020 Profit Sharing Plan, which will be paid, as appropriate, in March 2021 . The profit sharing award will not be pro-rated based on your hire date for fiscal year 2020. You must be actively employed with the expectation of continued employment at the time the profit sharing award is paid. You will receive a one-time payment equal to $200,000.00 in consideration of the portion of the long term cash incentive forfeited from your prior employer. $160,000 will be paid to you in March 2021 and the remaining $40,000 will be paid in March 2022. By signing below, you acknowledge that you understand and agree that you will reimburse Argo 100% of this one-time payment should you voluntarily leave within 24 months of the date of payment. 175 E. Houston St., Suite 1300 San Antonio, TX 78205 www.arqolimited.com T 2 10 321 8400 F 2 10 321 8503

.;('ARGO GROUP In addition. you aro elagibfa to parbdpalG in Argd11 Long Tenn Incentive COmpensrv0r1 P!an (the Plan"} at a target partldpalion rate equal to $300,000.00 annuaily. subject to the UlliJ""""'•Y and othor provisklna of the appOc.able Plan. Award& under the plan are mado on a CMaeU<w,my basiS and are typically owattled Bath Spong. You will bo eJ,gible lo recelve an annual ward equal to $300,000.00 in the Spring of 2021 . Under our cur1ent L Tl plan, your award will be granted irt tho foml of 75% reatrtcrod stock and 25% restrictod cash. or the stock/cash mot then in effect at~ bma of grnnt and op.proved by the Human Resources Committee of th& Argo Group Boa,d of Directors.. Awards may ateo be granted in the fotm of Stock Options, Stock Appreciation R,gh1s, Restricted Stock, Restricted SlOCk UnJtB, Restricted Cash. or some oombinatJon thereof In the Company's sote dlscretlon. For Mum L Tl awards, a performance goal(s) will be ost.abJished Which must bo met In that same calendar year fn order to vest In the award. Awards vest ratabfy over a four-yoar period, measured from the award grant date. Btmeflts We recognize that our employees are our most important asset; therefore, we provide a comprehensive and competitive benefit package. Enclosed you will find our Benefits Guide that provides an overview of all of our benefits. As you will note, new hires are immediately eUgible for most benefits. Your etigibility for these benefits is subject to specific eligibility requirements and other terms, conditions, and restrictions in the applicable policy and/or plan. Please note that AMSI reserves the right to prospectively modify, reduce, amend, or tenninate, without prior notice, any and all benefits. compensation. andlor bonus or award offerings, policies and/or plans In effect from time to time, to the extent permitted by applicable law. Argo offers a 401(k) Retirement Savings Plan (the "Argo Group US 401(k) Retirement Savings Plan") that is a defined contribution plan. Our employees can contribute up to the maximum amount allowed under the Internal Revenue Code on a pre-tax and/or Roth 401(k) basis. The Company provides a dollar for dollar match on your contributions up to 5% of your bi-weekly contribution. Employees are always 100% vested in their own contributions to the Argo Group US 401(k) Retirement Savings Plan and will vest at a rate of 20% per year in the Company matching contributions until 100% vested. The Company also contributes 1 % of eligible pay to your 401 (k) account. whether you contribute or not. This vests 100% when you complete three years of service. The Argo Group US 401 (k) Retirement Savings Plan can accept rollover contributions from other qualified pension plans. We believe the 401 (k) Plan can assist you in meeting your savings goals for retirement. As a new employee, you are automatically enrolled in the Argo Group US 401 (k) Retirement Savings Plan with a pretax contribution at 5% of your bi-weekly eligible compensation, which will be matched dollar for dollar by the Company. This means that money is automatically deducted from your pay and contributed, along with the Company contributions, to an account in your name at Empower Retirement. Your contributions will be automatically invested in the Argo Group US 401 (k) Retirement Savings Plan's default investment option(s) unless you choose one of the other investment options offered by the Argo Group US 401(k) Retirement Savings Plan. The Argo Group US 401 (k) Retirement Savings Plan has a variety of investment options plus a self-directed brokerage account option. You may make an investment election and contribute to any of the investment options available in the Argo Group US 401 (k) Retirement Savings Plan at any lime. Also, at any time you can increase or decrease your contribution level to the Plan. If you prefer not to be enrolled in the Argo Group US 401 (k) Retirement Savings Plan. you have 30 calendar days from the date on the letter you will receive from Empower to opt out completely. We are very pleased to make the Argo Group US 401 (k) Retirement Saving Plan available to you as a new employee. 175 E. Houston St.. Suite 1300 San Antonio, TX 78205 www.argolimited.com T 210 321 8400 F 210 321 8503

ARGO GROUP

Severance

If the Company terminates your employment without "Cause" (as defined below), then you will be entitled to receive six months of your annualized salary, less applicable withholdings and deductions, payable in a single lump sum cash payment on the first day of the month coincident with or first following the 60th day following the date of your termination of employment. Your right to receive the foregoing payment will be contingent upon your execution of a release of claims substantially in the form attached to this Letter as Exhibit A, and such release becoming effective and irrevocable within 60 days following your termination of employment. If your employment is terminated by the Company for Cause, or if you voluntarily terminate your employment for any reason, you will not be entitled to receive any severance payments or benefits.

The payments and benefits under this Letter are intended to comply with or be exempt from Section 409A of the Internal Revenue Code, and this Letter will be interpreted and construed in a manner consistent with that intent. Notwithstanding anything to the contrary in the preceding paragraph, if you are a "specified employee" (within the meaning of Section 409A) at the time of your termination of employment, and if the severance payment set forth in the preceding paragraph would be considered deferred compensation under Section 409A, then such payment will be paid to you (or your estate, if applicable) on the first regular payroll date following the six month anniversary of your termination of employment or, if earlier, the date of your death.

For purposes of this Letter, "Cause" will mean: (i) other than as a result of your having a disability, your willful and continued failure to substantially perform your duties with the Company within a reasonable period of time after a written demand for substantial performance is delivered to you by the Company, which demand will specifically identify the manner in which the Company believes that you have not substantially performed your duties; (ii) your entry of a plea of guilty or *nolo contendere* to, or judgment entered after trial finding you guilty of, any felony or crime of moral turpitude; (iii) your willful engagement in conduct that violates Argo Group's written policies (including, but not limited to, Argo Group's Code of Conduct & Business Ethics) or that you know or reasonably should know is materially detrimental to the reputation, character or standing or otherwise injurious to the Company or any of its shareholders, direct or indirect subsidiaries and affiliates, monetarily or otherwise; (iv) your willful unauthorized disclosure of confidential information; or (v) a final ruling (or interim ruling that has not been stayed by appeal) in any state or federal court or by an arbitration panel that you have breached the provisions of a non-compete or non-disclosure agreement, or any similar agreement or understanding, which would in any material way limit, as determined by the Company, your ability to perform your duties with the Company now or in the future. You will have 15 calendar days from the giving of written notice within which to cure and during which period the Company cannot terminate your employment for the stated reasons and, if so cured, after which the Company cannot terminate your employment for the stated reasons; provided, however, that this sentence will not apply with respect to events which by their nature cannot be cured.

Employment

Your employment with the Company is "at-will" and may be terminated at any time with or without cause by either the Company or yourself. Furthermore, although terms and conditions of employment with the Company may change, such changes will not affect the "at-will" employment relationship. This statement of the circumstances under which employment can be terminated constitutes the complete understanding between yourself and the Company. No other promises or statements are binding unless in writing and signed by you and an Officer of the Company with the approval of a member of the Company's Board of Directors.

175 E. Houston St., Suite 1300
San Antonio, TX 78205
www.argolimited.com

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ARGO GROUP

This offer is subject to your successfully completing a pre-employment background check, credit check, and reference check.

AMSI, along with all employers in the United States, is required to ensure that their records contain the name and social security number of each employee exactly as that information exists at the Social Security Administration. Therefore, we require that you bring your social security card to work on your first day of employment so that we can take a photocopy for our records to ensure they are accurate.

Additionally, based on requirements of the Immigration Reform and Control Act of 1986, your employment is contingent upon your providing proof of identity and your eligibility to work in the United States within three days of your date of hire. Enclosed please find an Employment Eligibility Verification Form. We ask that you complete Section 1 and bring the Form with you, along with document(s) that establish your identity and employment eligibility on your first day of employment. If you will not be visiting an Argo office or meeting with a company employee within the first three days of your employment, we will work with you to arrange for a Notary Public to complete the Company's portion of this Form on our behalf.

By accepting this conditional offer, you confirm that you are able to accept this job and carry out the work involved without breaching any legal restrictions on your activities, such as restrictions imposed by a current or former employer. You also confirm that you will inform AMSI about any such restrictions and provide AMSI with as much information about them as possible, including copies of any agreements between you and your current or former employer describing such restrictions on your activities.
You further confirm that you will not remove or copy any documents or proprietary data or materials of any kind, electronic or otherwise, from your current or former employer to AMSI without written authorization from your current or former employer, nor will you use or disclose any such confidential information during the course and scope of your employment with AMSI. If you have any questions about the ownership of particular documents or other information, discuss such questions with your former employer before removing or copying the documents or information.

It has always been the policy of Argo that its Companies and employees conduct business honestly, ethically and in full accordance with the law. The manner, in which the Company carries on its business, and the perception of such conduct by our customers and the general public, is a critical element in achieving that purpose. Thus, you will be subject to and asked to review and sign our Employee Handbook within the first week upon joining our Company. The Handbook summarizes many of Argo's criteria regarding proper business practices to assist each employee in understanding and complying with the Company's policies, standards and expectations, including our Code of Business Ethics & Conduct, and Insider Trading policies. In addition, soon after you join our Company, you will be presented with a Dispute Resolution Agreement to review and sign.

We are committed to our purpose of "Securing the Future". This commitment is demonstrated through actions that are guided by our core values. We believe in:

- The entrepreneurial spirit
- Doing the right thing
- Collaborating
- Respecting each other

We believe you share the same values as we do, as well as the competencies and skills required for this job.

175 E. Houston St., Suite 1300
San Antonio, TX 78205
www.argolimited.com

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ARGO GROUP

We believe you will find working here an exciting and challenging opportunity and look forward to you joining us as soon as possible, but no later than 1 December 2020. After signing below indicating 1) your acceptance of this offer, and 2) your agreement that Facsimile, Scanned, PDF or Email copies of this Letter shall be considered as a legal original and signatures thereon shall be legal and binding. Please send your signed letter indicating your acceptance of our offer (keep a copy for your records), along with the New Hire Information Sheet, prior to the expiration date of 22 May 2020.

If you have any questions, please do not hesitate to contact me. Welcome to Argo!

Sincerely,

Tony Cicio

Senior Vice President, Chief Human Resources Officer

Enclosures

cc: Kevin J. Rehnberg, Argo Group Chief Executive Officer
Personnel file

Accepted and Agreed: /s/ Allison D. Kiene Date: 5/16/2020
(Allison D. Kiene)

175 E. Houston St., Suite 1300
San Antonio, TX 78205
www.argolimited.com

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__ ..-,, ARGO GROUP EXHIBIT A Argonaut Management Services, Inc. c·company") and I, Allison D. Klena. agree as fo!Jows: I. Complete Release A. In General: Pursuant to the requirements of my letter with the Company dated October 7, 2019, and as consideration for the tennination benefits contained therein, I hereby agree to irrevocably and unconditionally release any and all Claims I may now have against the Company and other parties as set forth in this Section I. B. Released Parties: The Released Parties are the •Argo Group" entities, as defined in the Agreement. which include the Company, Argo Group International Holdings, Ltd. and all of its subsidiary holding and operating companies , and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs); and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection (the ·Released Parties" and each a "Released Party"). C. Claims Released: I understand and agree that I am releasing all known and unknown claims, demands, promises, causes of action and rights of any type that I may have had or currently have (the "Claims") against each and every Released Party based on, relating to, or arising out of any fact, act, omission, event, conduct, representation, agreement or other matter whatsoever, except that I am not releasing any claim to enforce: (i) this Agreement; (ii) any right, if any, to claim government-provided unemployment benefits; or (iii) any rights or claims that wholly arise or accrue after I sign this Agreement. I further understand that the Claims I am releasing may arise under many different laws (including statutes, regulations, other administrative guidance and common law doctrines) including but by no means limited to: 1 . Anti-discrimination statutes. such as the Age Discrimination in Employment Act ("ADEA"), the Older Workers Benefit Protection Act ("OWBPA"), and Executive Order 11141, which prohibit age discrimination in employment; Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866, and Executive Order 11246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; and any other federal, state or local laws prohibiting employment or wage discrimination. 175 E. Houston SI.. Suite 1300 San Antonio, TX 78205 www.argolimited.com T 210 321 8400 F 210 321 8503

ARGO GROUP

EXHIBIT A

2. Federal employment statutes, such as the WARN Act, which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects employee benefits; the Fair Labor Standards Act of 1938 and laws which regulate wage and hour matters; the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; and any other federal laws relating to employment, such as veterans' reemployment rights laws.

3. Other laws, such as any federal, state or local laws providing workers' compensation benefits (or prohibiting workers' compensation retaliation), restricting an employer's right to terminate employees or otherwise regulating employment; any federal, state or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith.

4. Tort and contract claims, such as claims for wrongful discharge, negligence, negligent hiring, negligent supervision, negligent retention, physical or personal injury, emotional distress, fraud, fraud in the inducement, negligent misrepresentation, defamation, invasion of privacy, interference with contract or with prospective economic advantage, breach of express or implied contract, breach of covenants of good faith and fair dealing, promissory estoppel, and similar or related claims.

5. Examples of released Claims include, but are not limited to: (i) Claims that in any way relate to my employment with the Company or any other Released Party, or the termination of that employment, such as Claims for compensation, bonuses, commissions, lost wages or unused accrued vacation or sick pay; (ii) Claims that in any way relate to the design or administration of any employee benefit program; (iii) Claims that I have irrevocable or vested rights to severance or similar benefits or to post-employment health or group insurance benefits; or (iv) any Claims to attorneys' fees or other indemnities.

D. **Unknown Claims**: I understand that I am releasing Claims about which I may be unaware. That is my knowing and voluntary intent, even though I recognize that someday I might learn that some or all of the facts I currently believe to be true are untrue or learn of facts or other matters about which I now am unaware, and even though I might then regret having signed this Release. Nevertheless, I am assuming that risk and I agree that this Agreement shall remain effective in all respects in any such case. I expressly waive all rights I might have under any law that is intended to protect me from waiving unknown claims. I understand the significance of doing so.

175 E. Houston St., Suite 1300
San Antonio, TX 78205
www.argolimited.com

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ARGO GROUP

EXHIBIT A

II. Promises, Warranties, and Representations

A. **Employment Termination:** I understand and agree that my employment with the Company terminated on ____________________. I also understand and agree that I have no right of rehire or reinstatement with any Released Party, regardless of location, and that each and every Released Party is under no obligation to rehire or reinstate me. I also acknowledge and understand that the failure of a Released Party to rehire or reinstate me is contractual and is in no way discriminatory or retaliatory in nature.

B. **Pursuit of Released Claims**: I affirm that I have not filed, have not caused to be filed, and am not presently party to, any actions, grievances, arbitrations, complaints, claims or other legal proceedings against or relating to any Released Party in any forum. To the extent permitted by law, I agree not to, directly or indirectly, file, initiate, encourage, aid or assist in any investigations, actions, grievances, arbitrations, complaints, claims or other legal proceedings against or relating to any Released Party. Notwithstanding the foregoing, I understand that nothing in this General Release prohibits me from: (i) challenging the knowing and voluntary nature of the release of ADEA claims pursuant to the OWBPA; or (ii) making or asserting: (A) any claim or right which cannot be waived under applicable law, including but not limited to the right to file a charge with, communicate with, provide documents or other information to or otherwise participate in an investigation or proceeding conducted by the Texas Workforce Commission Civil Rights Division, the Equal Employment Opportunity Commission or other federal, local or state governmental agency charged with enforcing anti-discrimination laws, the National Labor Relations Board, the Occupational Safety and Health Administration, or the United States Securities and Exchange Commission; (B) any right I have to any payments pursuant to Section 7(b) of the Agreement; (C) any right I have to accrued benefits (within the meaning of Sections 203 and 204 of the Employee Retirement Income Securities Act of 1974, as amended); and (D) any rights I have or claims that may arise after the date this General Release is executed. I further agree and covenant that should any person, entity, organization, federal, state or local governmental agency institute an investigation, action, grievance, arbitration, complaint, claim or other legal proceeding involving any matter encompassed by the release set forth in Section 1, I shall not be entitled to recover and expressly waive any right to seek, accept or recover any monetary relief or other individual remedies other than a whistleblower award from the United States Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934.

C. **Execution of this Agreement:** I understand and agree that, but for my execution of this General Release and the fulfillment of the promises contained therein, I would not be entitled to receive the benefit continuation coverage described in Section 7(a)(iii) of the Agreement or the severance pay or benefits described in Section 7(b) of the Agreement.

175 E. Houston St., Suite 1300
San Antonio, TX 78205
www.argolimited.com

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- -' ARGO GROUP EXHIBIT A D. Company Property; Before accepting any monets,y payments from &he Company. I promlso to comply wilh my obligation under Sections 8(c)(lv) and 8(c)(vi) of the Agroeimoot. E. Taxes: I am responsible for paying any taxes on amounts l receive because I s,gned thts Release. I agree that the Company may withhold all taxes it determtnes it is legaly required to withhold. F. Ownership of Claims: 1 have not assigned or transferred any Claim I am releasing. nor have I purported to do so. In addition lo any other remedies, rights or defenses that may be availabie to the Released Parties by virtue of this General Release or my breach hereof, I will pay the reasonable attorneys' tees, costs, expenses and any damages the Released Parties incur as a result of my breach of this representation or if this representation was false when made. G. Implementation: I agree to sign any documents and do anything else that is necessary in the future to implement this Agreement. UL Miscellaneous A. Entire Agreement: This is the entire agreement between me and the Company with respect to my release of Claims against the Company. This Agreement may not be modified or canceled in any manner except by a writing signed by both me and an authorized Company official. I acknowledge that I have not relied on any representations, promises. or agreements of any kind made to me in connection with my decision to accept this General Release, except for those set forth in this General Release and my Agreement. B. Successors: This Agreement binds my heirs. administrators, representatives, executors, successors and assigns, and will inure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors and assigns. C. Interpretation: This Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against me or any Released Party. Unless the context indicates otherwise, the singular or plural number shall be deemed to include the other. Captions are intended solely for convenience of reference and shall not be used in the interpretation of this Release. 175 E. Houston St. . Suite 1300 San Antonio, TX 78205 www.argolimited.com T 210 321 8400 F 210 321 8503

~..,ARGO GROUP EXHIBIT A 0 . Governing Law, Mandatory Arbitration and Venue: This Agreement is entered into under, and shall be governed for all purposes, by the laws of the State of Texas, without regard to its conflicts of law principles. Any claim or controversy arising between Executive and the Company and/or Argo Group, shall be settled by final and binding arbitration in Bexar County, Texas pursuant to Section 15 of the Agreement, which ls incorporated by reference herein. I acknowledge and agree that I have read Section 15 of the Agreement and understand that it contains a mandatory arbitration provision and that I am agreeing in advance to arbitrate any controversies which arise in connection with this General Release and my Agreement. I agree that any dispute between the parties that is determined to be not subject to arbitration pursuant to Section 15 shall be subject to exclusive jurisdiction and venue in the Texas District Court in Bexar County, Texas. 175 E. Houston St., Suite 1300 San Antonio, TX 78205 www.argolimited.com T 210 321 8400 F 210 321 8503

~ARGO GROUP IV. Notice, Time for Consideration and Revocation Period A. THE GENERAL RELEASE OF CLAIMS CONTAINED IN THIS AGREEMENT CONSTITUTES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING WITHOUT LIMITATION, ALL CLAIMS FOR AGE DISCRIMINATION UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT AND ANY SIMILAR STATE LAWS. THIS GENERAL RELEASE DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE IT IS EXECUTED; B. I AGREE THAT I AM WAIVING RIGHTS AND CLAIMS I MAY HAVE IN EXCHANGE FOR CONSIDERATION WHICH IS IN ADDITION TO THINGS OF VALUE TO WHICH I MAY ALREADY BE ENTITLED; C. I UNDERSTAND AND AGREE THAT I HAVE BEEN ADVISED THAT I HAVE THE RIGHT TO CONSULT WITH AN ATTORNEY OF MY CHOOSING PRIOR TO EXECUTING THIS GENERAL RELEASE; D. IF TERMINATED AS PART OF A TERMINATION OR EXIT INCENTIVE PROGRAM OFFERED TO A GROUP OR CLASS OF EMPLOYEES, I ACKNOLWEDGE i) THAT I HAVE AT LEAST FORTY-FIVE (45) DAYS WITHIN WHICH TO CONSIDER THIS GENERAL RELEASE BEFORE EXECUTING IT; AND ii) THAT I HAVE RECEIVED WRITTEN NOTICE FROM THE COMPANY WHICH INFORMS ME OF THE i) CLASS, UNIT, OR GROUP OF INDIVIDUALS COVERED BY THE PROGRAM, ii) ANY ELIGIBILITY FACTORS FOR SUCH PROGRAM, iii) ANY TIME LIMITS APPLICABLE TO SUCH PROGRAM, AND iv) THE JOB TITLES AND AGES OF ALL INDIVIDUALS THAT ARE AND ARE NOT ELIGIBLE OR SELECTED FOR THE PROGRAM. E. I UNDERSTAND THAT IN THE EVENT THAT I AM FORTY (40) YEARS OF AGE OR OLDER AT THE TIME OF TERMINATION, I WILL HAVE AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS GENERAL RELEASE BEFORE EXECUTING IT; AND F. I UNDERSTAND THAT SHOULD THE PROVISIONS OF (D) AND (E) ABOVE NOT OTHERWISE APPLY, I HAVE SEVEN (7) DAYS FOLLOWING MY EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT BY DELIVERING WRITTEN NOTICE OF SUCH REVOCATION TO THE COMPANY AND THAT ------------------------------,,..c.__ ____ _ 175 E. Houston St., Suite 1300 San Antonio, TX 78205 v..ww.argohmited.com T 210 321 8400 F 210 321 8503

ARGO GROUP

THE GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED.

Executed on this __________ day of _________________, 20___

____
Allison D. Kiene

Executed on this __________ day of _________________, 20___.

ARGONAUT MANAGEMENT SERVICES, INC.

By: _____________________________

Title: _____________________________

175 E. Houston St., Suite 1300
San Antonio, TX 78205
www.argolimited.com

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